UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008

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MERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

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Delaware]	333-23460	04-3683628
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

73-4460 Queen Ka'ahumanu Highway, Suite 110 Kailua-Kona, Hawaii  96740

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (808) 326-9301

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, Daniel P BeHarry resigned from the Board of Directors and Officer of the Company to pursue other interests. To the knowledge of the Board and executive officers of the Company, Mr. BeHarry had no disagreement with the Company on any matter related to the Company's operations, policies or practices.

On July 24, 2008, Michael F. Corcoran, PH.D  And Russell M Yamamoto were appointed as  members of the Board of Directors of the Company.

MICHAEL F. CORCORAN, PH.D. joined the Company's Board of Directors in July, 2008. Dr. Corcoran founded Gull Rock Services, which provides consulting and fundraising services to non-profits, in 1989 and National Data Solutions, LLC, a mailing list management company, in 2002. He also served as CEO of large non-profit conservation organization from 1984 through 1993. He received a doctorate in zoology from Duke University in 1981 and also studied oceanography at the University of Hawaii.

RUSSELL M. YAMAMOTO joined the Company’s Board of Directors in July, 2008. Mr.Yamamoto is the President and CEO of RMY Construction, Inc. which he founded in 1984.  He has worked on various municipal projects which range from athletic fields to major sewer and waterline rehabilitation projects statewide in Hawaii.  Mr. Yamamoto is also involved in numerous charitable organizations which include Charities of Hawaii, American Heart Association, Palama Settlement, American Diabetes Association, Cancer Research Center of Hawaii, the University of Hawaii Foundation and HHSAA.  He is a 1973 graduate from the University of Hawaii with a Bachelor in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERA PHARMACEUTICALS, INC.

By:	/s/ GREGORY F KOWAL
Gregory F Kowal [Chief Executive Officer

Date:  July 25, 2008